Exhibit 99.1

LIONSGATE REPORTS REVENUE OF $261.3 MILLION AND EBITDA OF $29.2 MILLION FOR FIRST QUARTER OF FISCAL YEAR 2012; ADJUSTED EBITDA FOR THE QUARTER IS $28.7 MILLION; NET INCOME IS $12.2 MILLION OR $0.09 PER BASIC SHARE

SANTA MONICA, CA, and VANCOUVER, BC, August 9, 2011 – Lionsgate (NYSE: LGF) today reported revenue of $261.3 million, EBITDA of $29.2 million, adjusted EBITDA of $28.7 million and net income of $12.2 million or $0.09 per basic common share for the first quarter of fiscal year 2012 (quarter ended June 30, 2011).

EBITDA of $29.2 million and adjusted EBITDA of $28.7 million for the first quarter compared to EBITDA of negative $35.8 million and adjusted EBITDA of negative $13.7 million in the prior year’s first quarter. The EBITDA gains reflected significantly reduced theatrical marketing costs, increased contributions from the Company’s television business and a significant reduction in G&A expenses related to shareholder activism. The prior year’s first quarter also included a one-time increase in stock-based compensation related to shareholder activism.

Net income of $12.2 million for the first quarter compared to net loss of $64.1 million in the prior year’s first quarter. The increase was attributable to reduced theatrical marketing costs, increased contributions from the television business, decreased costs associated with shareholder activism and a significant increase in equity interest income as the Company’s share in EPIX contributed net profit of $4.8 million in the quarter compared to a net loss of $12.0 million in the prior year’s first quarter.

Basic net income per common share for the first quarter was $0.09 on 137.0 million weighted average common shares outstanding, compared to basic net loss per common share of $0.54 on 118.2 million weighted average common shares outstanding in the prior year’s first quarter.

Due to timing of the theatrical and home entertainment release slates, revenue in the first quarter decreased by $65 million from the prior year’s first quarter. The Company had only one theatrical wide release in the quarter compared to three theatrical wide releases in the prior year’s first quarter and no new wide release titles on DVD and digital in the first quarter compared to three new wide release titles on DVD and digital in the prior year’s first quarter.

“Our strong performance in the quarter reflected significant contributions from our television business and our share of the EPIX channel as well as decreased costs in several areas,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “Our rapid and accelerating transition from traditional to new digital businesses, both domestically and internationally, is helping to drive our progress and positioning us for future growth, and we’re very excited about our upcoming slates that highlight our momentum in building new film and TV franchises as well as extending our existing brands.”

Overall motion picture revenue for the first quarter was $192.6 million, a decline of 29% from the prior year’s first quarter due to the timing of the theatrical and home entertainment release slates. Within the motion picture segment, theatrical revenue was $27.1 million in the quarter, a decrease of 62% from the prior year’s first quarter as the Company had only one wide theatrical release in the quarter, TYLER PERRY’S MADEA’S BIG HAPPY FAMILY, compared to three wide theatrical releases in the prior year’s first quarter (KICK ASS, KILLERS and WHY DID I GET MARRIED TOO?).

Lionsgate’s home entertainment revenue from both motion pictures and television was $92.9 million in the quarter, a 32% decrease from the prior year’s first quarter, as there were no new wide release theatrical titles released on DVD and digital in the quarter compared to three new wide release theatrical titles released on DVD and digital in the prior year’s first quarter.

Television revenue included in motion picture revenue was $43.3 million in the quarter, a more than fourfold increase from the prior year’s first quarter due to timing as the slate of four wide release theatrical titles licensed to pay TV in the quarter compared to no wide release theatrical titles in the prior year’s first quarter.

International motion picture revenue of $11.6 million (excluding Lionsgate U.K.) for the quarter decreased from the prior year’s first quarter due to the number and timing of releases compared to the prior year’s first quarter.

Lionsgate U.K. revenue of $12.5 million decreased in the quarter from the prior year’s first quarter due to a slate of only two wide release titles contributing this quarter compared to four wide release titles contributing in the prior year’s first quarter.

Mandate Pictures’ revenue of $9.8 million in the quarter declined from the prior year’s first quarter due to a smaller slate.

Television production revenue was $68.7 million in the first quarter, an increase of 27% from the prior year’s first quarter. Domestic series licensing from the Company’s television production, distribution and syndication business increased 24% to $49.9 million in the quarter due to increased revenue from deliveries of the television series “Are We There Yet?,” “Tyler Perry’s House of Payne,” “The Wendy Williams Show” and Seasons 6 (in syndication) and 7 of “Weeds.” International television revenue increased 61% to $12.6 million led by deliveries of “Blue Mountain State Season 2,” “Weeds Seasons 5 and 6,” “Mad Men Season 4” and “Paris Hilton’s My New BFF: Dubai.”

Lionsgate’s filmed entertainment backlog reached a record $546.0 million at June 30, 2011. Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.

Cash and availability was $436.0 million at June 30, 2011. Lionsgate G&A expenses in the first quarter were $27.9 million, a 57% reduction from the prior year’s first quarter due to significant reductions in costs related to shareholder activism and stock-based compensation (also related to shareholder activism) as well as a 3% decline in other G&A expenses.

Lionsgate senior management will hold its analyst and investor conference call to discuss its first quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Wednesday, August 10, 2011. Interested parties may participate live in the conference call by calling 1-800-288-8961 (612-288-0337 outside the U.S. and Canada). A full digital replay will be available from Wednesday morning, August 10, through Wednesday, August 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 212557.

About Lionsgate

Lionsgate (NYSE: LGF) is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution and new channel platforms. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming and an array of channel assets. Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with the popular comedy “Blue Mountain State” and the syndication successes “Tyler Perry’s House Of Payne,” its spinoff “Meet The Browns,” “The Wendy Williams Show” and “Are We There Yet?”.

Its feature film business has generated more than half a billion dollars at the North American box office in the past year, fueled by such hits as THE EXPENDABLES, THE LINCOLN LAWYER, TYLER PERRY’S MADEA’S BIG HAPPY FAMILY, SAW 3D, THE LAST EXORCISM, KICK ASS and PRECIOUS. The Company’s home entertainment business has grown to more than 8% market share and is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates. Lionsgate handles a prestigious and prolific library of approximately 13,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

***

www.lionsgate.com

For further information, please contact:

Peter D. Wilkes

310-255-3726

pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2011, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2011	2011
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$111,040	$86,419
Restricted cash	19,778	43,458
Accounts receivable, net of reserve for returns and allowances of $66,151 (March 31, 2011 - $90,715) and provision for doubtful accounts of $1,488 (March 31, 2011 - $2,427)	252,319	330,624
Investment in films and television programs, net	725,578	607,757
Property and equipment, net	8,442	9,089
Equity method investments	152,762	150,585
Goodwill	239,254	239,254
Other assets	55,428	46,322
Assets held for sale	35,403	44,336

Total assets	$1,600,004	$1,557,844

LIABILITIES
Senior revolving credit facility	$—	$69,750
Senior secured second-priority notes	430,978	226,331
Accounts payable and accrued liabilities	155,130	230,989
Participations and residuals	291,363	297,482
Film obligations and production loans	298,147	326,440
Convertible senior subordinated notes and other financing obligations	94,202	110,973
Deferred revenue	176,337	150,937
Liabilities held for sale	12,427	17,396

Total liabilities	1,458,584	1,430,298

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 137,102,540 and 136,839,445 shares issued at June 30, 2011 and March 31, 2011, respectively	644,716	643,200
Accumulated deficit	(501,982)	(514,230)
Accumulated other comprehensive loss	(1,314)	(1,424)

Total shareholders’ equity	141,420	127,546

Total liabilities and shareholders’ equity	$1,600,004	$1,557,844

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
	(Amounts in thousands, except per share amounts)
Revenues	$261,259	$326,584
Expenses:
Direct operating	139,358	157,581
Distribution and marketing	64,746	140,059
General and administration	27,922	64,719
Depreciation and amortization	1,234	1,603

Total expenses	233,260	363,962

Operating income (loss)	27,999	(37,378)

Other expenses (income):
Interest expense
Contractual cash based interest	11,715	10,091
Amortization of debt discount (premium) and deferred financing costs	4,620	4,452

Total interest expense	16,335	14,543
Interest and other income	(442)	(387)
Loss on extinguishment of debt	531	—

Total other expenses, net	16,424	14,156

Income (loss) before equity interests and income taxes	11,575	(51,534)
Equity interests income (loss)	1,874	(11,707)

Income (loss) before income taxes	13,449	(63,241)
Income tax provision	1,201	827

Net income (loss)	$12,248	$(64,068)

Basic Net Income (Loss) Per Common Share	$0.09	$(0.54)

Diluted Net Income (Loss) Per Common Share	$0.09	$(0.54)

Weighted average number of common shares outstanding:
Basic	137,011	118,226
Diluted	137,357	118,226

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$12,248	$(64,068)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	1,154	1,192
Amortization of intangible assets	80	411
Amortization of films and television programs	84,983	101,211
Amortization of debt discount (premium) and deferred financing costs	4,620	4,452
Non-cash stock-based compensation	2,261	22,196
Loss on extinguishment of debt	531	—
Equity interests (income) loss	(1,874)	11,707
Changes in operating assets and liabilities:
Restricted cash	23,680	(17,071)
Accounts receivable, net	86,383	32,363
Investment in films and television programs	(201,776)	(165,905)
Other assets	2,283	2,437
Accounts payable and accrued liabilities	(81,462)	(1,542)
Participations and residuals	(5,162)	(16,361)
Film obligations	2,260	636
Deferred revenue	25,332	25,409

Net Cash Flows Used In Operating Activities	(44,459)	(62,933)

Investing Activities:
Purchases of restricted investments	—	(6,993)
Proceeds from the sale of restricted investments	—	6,995
Buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC	—	(15,000)
Investment in equity method investees	(475)	(22,030)
Increase in loans receivable	(1,500)	—
Purchases of property and equipment	(411)	(405)

Net Cash Flows Used In Investing Activities	(2,386)	(37,433)

Financing Activities:
Tax withholding requirements on equity awards	(918)	(1,497)
Borrowings under senior revolving credit facility	95,400	243,000
Repayments of borrowings under senior revolving credit facility	(165,150)	(61,000)
Borrowings under individual production loans	48,466	13,737
Repayment of individual production loans	(78,595)	(83,146)
Production loan borrowings under Pennsylvania Regional Center credit facility	—	494
Production loan repayments under Pennsylvania Regional Center credit facility	—	(246)
Production loan borrowings under film credit facility	7,711	3,118
Production loan repayments under film credit facility	(8,536)	(419)
Change in restricted cash collateral associated with financing activities	—	(3,666)
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	192,396	—
Repurchase of convertible senior subordinated notes	(19,476)	—

Net Cash Flows Provided By Financing Activities	71,298	110,375

Net Change In Cash And Cash Equivalents	24,453	10,009
Foreign Exchange Effects on Cash	168	(683)
Cash and Cash Equivalents - Beginning Of Period	86,419	69,242

Cash and Cash Equivalents - End Of Period	$111,040	$78,568

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, AS DEFINED AND EBITDA, AS ADJUSTED

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
	(Amounts in thousands)
Net income (loss)	$12,248	$(64,068)
Depreciation and amortization	1,234	1,603
Contractual cash paid Interest expense	11,715	10,091
Noncash interest expense	4,620	4,452
Interest and other income	(442)	(387)
Income tax provision	1,201	827
Equity interests (income) loss	(1,874)	11,707
Loss on extinguishment of debt	531	—

EBITDA	$29,233	$(35,775)

Stock-based compensation (1)	2,606	27,258
EBITDA attributable to TV Guide Network	1,163	2,257
Corporate defense charges (2)	(3,891)	7,263
Non-risk prints and advertising expense	(375)	(14,658)

EBITDA, as adjusted	$28,736	$(13,655)

(1)	The three months ended June 30, 2010 includes $21.9 million in additional compensation expense associated with the immediate vesting of certain equity awards held by certain executive officers as a result of the triggering of “change in control” provisions in their respective employment agreements, which occurred on June 30, 2010.
(2)	For the three months ended June 30, 2011, no significant shareholder activist or related costs were incurred and a benefit, which is a charge for Adjusted EBITDA, resulted from a negotiated settlement of costs incurred and recorded in the prior fiscal year.

EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains or losses on extinguishment of debt and the sale of equity securities. EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for stock-based compensation, EBITDA attributable to TV Guide Network, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents the Company’s 51% share of TV Guide Network’s EBITDA for the three months ended June 30, 2011 and 2010. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three months ended June 30, 2011 and 2010 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FREE CASH FLOW, AS DEFINED

TO NET CASH FLOWS USED IN OPERATING ACTIVITIES

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
	(Amounts in thousands)
Net Cash Flows Used In Operating Activities	$(44,459)	$(62,933)
Purchases of property and equipment	(411)	(405)
Net borrowings under and (repayment) of production loans	(30,954)	(66,710)
Restricted cash held in trust	—	16,800

Free Cash Flow, as defined	$(75,824)	$(113,248)

Free cash flow is defined as net cash flows used in operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus the net increase in restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause,” (as defined), in connection with a “change in control” of the Company, (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010 when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF EBITDA, AS DEFINED

TO FREE CASH FLOW, AS DEFINED

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
	(Amounts in thousands)
EBITDA	$29,233	$(35,775)

Plus: Amortization of film and television programs	84,983	101,211
Less: Cash paid for film and television programs (1)	(230,470)	(231,979)

Cash paid for film and television programs in excess of amortization	(145,487)	(130,768)

Plus: Non-cash stock-based compensation	2,261	22,196

EBITDA adjusted for net investment in film and television programs and non-cash stock-based compensation	(113,993)	(144,347)

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	23,680	(271)
Accounts receivable, net	86,383	32,363
Other assets	2,283	2,437
Accounts payable and accrued liabilities	(81,462)	(1,542)
Participations and residuals	(5,162)	(16,361)
Deferred revenue	25,332	25,409

	51,054	42,035
Purchases of property and equipment	(411)	(405)
Interest, taxes and other (2)	(12,474)	(10,531)

Free Cash Flow, as defined	$(75,824)	$(113,248)

(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	(201,776)	(165,905)
Change in film obligations	2,260	636
Borrowings under individual production loans	48,466	13,737
Repayment of individual production loans	(78,595)	(83,146)
Production loan borrowings under film credit facility	7,711	3,118
Production loan repayments under film credit facility	(8,536)	(419)

Total cash paid for film and television programs	(230,470)	(231,979)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	(11,715)	(10,091)
Interest and other income	442	387
Income tax provision	(1,201)	(827)

Total interest, taxes and other	(12,474)	(10,531)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.